                                                                  EXHIBIT 10.6.1






                             LEASE AGREEMENT BETWEEN



                     WHATR REAL ESTATE LIMITED PARTNERSHIP,

                                AS LANDLORD, AND



                       DIGITAL SOLUTIONS, INC., AS TENANT



                               DATED MAY 30, 1997

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.    Lease Grant                                                            1

2.    Term                                                                   1

3.    Rent                                                                   1
      (a)   Basic Rent                                                       1
      (b)   Payment                                                          2
      (c)   Consumer Price Index Increases to Basic Rent                     2
      (d)   Operating Costs                                                  2

4.    Delinquent Payment; Handling Charges                                   4

5.    Security Deposit                                                       5

6.    Landlord's Obligations                                                 5
      (a)   Services                                                         5
      (b)   Excess Utility Use                                               6
      (c)   Restoration of Services; Abatement                               6

7.    Improvements; Alterations; Repairs; Maintenance                        7
      (a)   Improvements; Alterations                                        7
      (b)   Repairs; Maintenance                                             7
      (c)   Performance of Work                                              7
      (d)   Mechanic's Liens                                                 8

8.    Use                                                                    8

9.    Assignment and Subletting                                              8
      (a)   Transfers; Consent                                               8
      (b)   Cancellation                                                     9
      (c)   Additional Compensation                                         10

10.   Insurance; Waivers; Subrogation; Indemnity                            10
      (a)   Insurance                                                       10
      (b)   Waiver of Negligence; No Subrogation                            10
      (c)   Indemnity                                                       11

11.   Subordination; Attornment; Notice to Landlord's Mortgagee             11
      (a)   Subordination                                                   11
      (b)   Attornment                                                      11

      (c)   Notice to Landlord's Mortgagee                                  11
      (d)   Current Status; Future Landlord's Mortgagee                     11

12.   Rules and Regulations                                                 11

13.   Condemnation                                                          12
      (a)   Total Taking                                                    12
      (b)   Partial Taking - Tenant's Rights                                12
      (c)   Partial Taking - Landlord's Rights                              12
      (d)   Award                                                           12

14.   Fire or Other Casualty                                                12
      (a)   Repair Estimate                                                 12
      (b)   Landlord's and Tenant's Rights                                  12
      (c)   Landlord's Rights                                               13
      (d)   Repair Obligation                                               13

15.   Personal Property Taxes                                               13

16.   Events of Default                                                     13

17.   Remedies                                                              14

18.   Payment by Tenant; Non-Waiver                                         15
      (a)   Payment by Tenant                                               15
      (b)   No Waiver                                                       15

19.   Landlord's Lien                                                       15

20.   Surrender of Premises                                                 16

21.   Holding Over                                                          16

22.   Certain Rights Reserved by Landlord                                   16

23.   Substitution Space                                                    17

24.   Miscellaneous                                                         17
      (a)   Landlord Transfer                                               17
      (b)   Landlord's Liability                                            17
      (c)   Force Majeure                                                   17
      (d)   Brokerage                                                       17
      (e)   Estoppel Certificates                                           17
      (f)   Notices                                                         18

      (g)   Separability                                                    18
      (h)   Amendments; and Binding Effect                                  18
      (i)   Quiet Enjoyment                                                 18
      (j)   No Merger                                                       18
      (k)   No Offer                                                        18
      (l)   Entire Agreement                                                18
      (m)   Waiver of Jury Trial                                            19
      (n)   Governing Law                                                   19
      (o)   Joint and Several Liability                                     19
      (p)   Financial Reports                                               19
      (q)   Landlord's Fees                                                 19
      (r)   Telecommunications                                              19
      (s)   General Definitions                                             19
      (t)   Confidentiality                                                 20
      (u)   List of Exhibits                                                20

25.   Other Provisions                                                      20
      (a)   Hazardous Substances                                            20
      (b)   ISRA Obligations                                                21
      (c)   Indemnity                                                       21
      (d)   Environmental Report                                            22
      (e)   Landlord's Environmental Representation                         22
      (f)   Vending Machine Area                                            23
      (g)   Landlord's Work                                                 23
      (h)   Signage Rights                                                  23

                              LIST OF DEFINED TERMS

                                                                            Page
                                                                            ----

Additional Rent                                                              2
Affiliate                                                                   19
Basic Rent                                                                   1
Building                                                                     1
Casualty                                                                    12
Collateral                                                                  15
Commencement Date                                                            1
Construction Allowance                                                     D-2
Consultant                                                                  22
Damage Notice                                                               12
Electrical Costs                                                             4
Event of Default                                                            13
Expense Stop                                                                 2
Hazardous Substance                                                         21
including                                                                   20
Interest Rate                                                                4
ISRA                                                                        21
Landlord                                                                     1
Landlord's Mortgagee                                                        11
Law                                                                         19
Laws                                                                        19
Lease                                                                        1
Loss                                                                        10
Operating Costs                                                              2
Operating Costs and Tax Statement                                            4
Parking Area                                                               E-1
PCBs                                                                        21
Permitted Use                                                                8
Premises                                                                     1
Proportionate Share                                                          4
Rent                                                                         2
Report                                                                      22
Security Deposit                                                             5
Taking                                                                      12
Taxes                                                                        3
Tenant                                                                       1
Tenant Delay Day                                                           D-2
Tenant Party                                                                20
Term                                                                         1

Third Party Offer                                                           10
Total Construction Costs                                                   D-2
Transfer                                                                     8
UCC                                                                         15
Work                                                                       D-1
Working Drawings                                                           D-1

                                      LEASE



      THIS LEASE AGREEMENT (this "LEASE") is entered into as of May    , 1997,
between WHATR REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("LANDLORD"), and DIGITAL SOLUTIONS, INC., a New Jersey corporation ("TENANT").

      1. LEASE GRANT. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, Suite No. 103 (the "PREMISES") as depicted in the plan attached as Exhibit A in the office building (the "BUILDING") located at 300 Atrium Drive, Franklin Township, Somerset County, New Jersey 08873. The land on which the Building is located is described on Exhibit
B. The term "BUILDING" includes the related land, driveways, parking facilities, and similar improvements.

      2. TERM. The term of this Lease shall be approximately 120 months, commencing on the earlier of (a) the date on which Landlord would have delivered the Premises with the Work (as defined in Exhibit D hereto) substantially completed but for Tenant Delay Days (as defined in Exhibit D hereto), if any, or
(b) the date on which Tenant occupies the Premises and begins conducting business therein (such earlier date being referred to herein as the "COMMENCEMENT DATE"), and expiring at 5:00 p.m., Somerset, New Jersey time on the last day of the 120th full calendar month following the Commencement Date (the "TERM", which definition shall include all renewals of the initial Term). If the Premises are not ready for occupancy by Tenant on the Commencement Date, then (b) Tenant's obligation to pay Basic Rent and Additional Rent (as defined in Section 3) shall be waived until Landlord tenders possession of the Premises to Tenant, (c) the Term shall be extended by the time between the scheduled Commencement Date and the date on which Landlord tenders possession of the Premises to Tenant, (d) Landlord shall not be in default hereunder or be liable for damages therefor, and (e) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant.

      3.    RENT.

            (a) BASIC RENT. "BASIC RENT" (herein so called) shall be the following amounts for the following periods of time:


                    LEASE MONTH            MONTHLY BASIC RENT
                    -----------            ------------------

                       1 - 60                  $23,818.75

                      61 - 120                 $26,677.00

As used herein, the term "LEASE MONTH" shall mean each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month).

            (b) PAYMENT. Tenant shall timely pay to Landlord Basic Rent and all additional sums to be paid by Tenant to Landlord under this Lease (collectively, the "RENT"), without deduction or set off, at Landlord's address provided for in this Lease or as otherwise specified by Landlord. Basic Rent, adjusted as herein provided, shall be payable monthly in advance, and shall be accompanied by all applicable state and local sales or use taxes. The first monthly installment of Basic Rent shall be payable contemporaneously with the execution of this Lease; thereafter, Basic Rent shall be payable on the first day of each month beginning on the first day of the second full calendar month of the Term. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month from and after the Commencement Date, and shall be due on the Commencement Date.

            (c) CONSUMER PRICE INDEX INCREASES TO BASIC RENT. [Intentionally deleted].

            (d) OPERATING COSTS.

                  (1) Tenant shall pay an amount (per each rentable square foot in the Premises) ("ADDITIONAL RENT") equal to the difference between the Operating Costs (defined below) per rentable square foot in the Building and the actual Operating Costs for the calendar year 1997 (the "EXPENSE STOP"). Landlord may collect such amount in a lump sum, which shall be due within 30 days after Landlord furnishes to Tenant the Operating Costs and Tax Statement (defined below). Alternatively, Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term, and Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, but no sooner than 30 days after Landlord's delivery of Landlord's estimate or re-estimate of the Additional Rent, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

                  (2) The term "OPERATING COSTS" shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Building, determined in accordance with generally accepted accounting principles applicable to real estate consistently applied, including, but not limited to, the following costs: (A) wages and salaries (including reasonable management fees) of all employees engaged in the operation, maintenance, and security of the Building, including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Building; (C) costs for improvements made to the Building which, although capital in nature, are expected to reduce the normal operating costs of the Building, as well as capital improvements made in order to comply with any law hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (D) cost of all utilities, except the cost of utilities reimbursable to Landlord by the Building's tenants other than pursuant to a provision similar to this
      Section 3.(d); (E) insurance expenses; (F) repairs, replacements, and general maintenance of the Building; and (G) service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Building (including, without limitation, alarm service, window cleaning, and elevator maintenance).

            Operating Costs shall not include costs for (i) capital improvements made to the Building, other than capital improvements described in Section 3.(d)(2)(C) and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, decorating, redecorating, or special cleaning or other services not provided on a regular basis to tenants of the Building, and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord; (iv) legal expenses for services, other than those that benefit the Building tenants generally (e.g., tax disputes); (v) renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (vi) Taxes (defined below), (vii) federal income taxes imposed on or measured by the income of Landlord from the operation of the Building; (viii) any charge for depreciation of the Building or equipment and any interest or other financing charge; (ix) any charge for Landlord's income taxes, excess profit taxes, franchise taxes, or similar taxes on Landlord's business; (x) all costs relating to activities for the solicitation and execution of leases of space in the Building, including leasing commissions; (xi) the cost of correcting defects in the construction of the Building or in the building equipment (except that conditions not occasioned by construction defects resulting from ordinary wear and tear will not be deemed defects for the purpose of this category); (xii) the cost of any repair made by Landlord because of the total or partial destruction of the Building or the condemnation of a portion of the Building; (xiii) the cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by parties other than tenants of the Building pursuant to clauses similar to this Section; (xiv) any operating expense representing an amount paid to a related corporation, entity or person which is in excess of the amount which would be paid in the absence of such relationship; and (xv) the cost of overtime or other expense to Landlord in curing its defaults or performing work expressly provided in this Lease to be borne at Landlord's expense.

                  (3) Tenant shall also pay its Proportionate Share (defined below) of any increase in Taxes for each year and partial year falling within the Term, which shall be determined by multiplying the difference between (A) the Taxes for the year in question and (B) the Taxes for the year 1997 by Tenant's Proportionate Share. Tenant shall pay its Proportionate Share of Taxes in the same manner as provided above for Additional Rent with regard to Operating Costs. "TAXES" shall mean taxes, assessments, and governmental charges whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Building. If Landlord is successful in lowering the Taxes for the Building, Landlord shall calculate Tenant's Proportionate Share of Taxes based upon the revised tax valuation of the Building.

                  (4) Tenant shall also pay to Landlord an amount equal to the product of (A) the cost of all electricity used by the Building ("ELECTRICAL COSTS") multiplied by (B) Tenant's Proportionate Share. Tenant shall pay its Proportionate Share of Electrical Costs in the same manner as provided above for Additional Rent with regard to Operating Costs. Tenant's Proportionate Share of Electrical Costs shall be included in the definition of Additional Rent under this Lease.

                  (5) By April 1 of each calendar year, or as soon thereafter as practicable, but in no event later than June 30th of each calendar year, Landlord shall furnish to Tenant a statement of Operating Costs and Electrical Costs for the previous year, in each case adjusted as provided in Section 3.(d)(7), and of the Taxes for the previous year (the "OPERATING COSTS AND TAX STATEMENT"). If the Operating Costs and Tax Statement reveals that Tenant paid more for Operating Costs than the actual amount for the year for which such statement was prepared, or more than its actual share of Taxes for such year, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant paid less than Tenant's actual Proportionate Share of Additional Rent or share of Taxes due, then Tenant shall promptly pay Landlord such deficiency.

                  (6) As used herein, Tenant's "PROPORTIONATE SHARE" shall be 10.2063%, which is the percentage obtained by dividing the rentable square feet of area in the Premises, which is stipulated to be 15,244 rentable square feet, by the total number of square feet of area in the Building, which is stipulated to be 149,359 rentable square feet.

                  (7) With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, the Operating Costs and Electrical Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof.

      4. DELINQUENT PAYMENT; HANDLING CHARGES. All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of 18% per annum (the "INTEREST RATE") or the maximum lawful rate of interest; additionally, after Landlord has delivered to Tenant written notice of its failure to pay Rent when due, then Landlord may, without delivering to Tenant notice of such delinquency, charge Tenant a fee equal to 5% of any future delinquent payment during the 12-month period following such delinquency to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 4 or elsewhere in this Lease, to the extent they are considered to be interest under law, exceed the maximum lawful rate of interest.

      5. SECURITY DEPOSIT. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord $23,818.75 (the "SECURITY DEPOSIT"), which shall be held by Landlord to secure Tenant's performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (defined in Section 16). Landlord may, from time to time and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder (after the expiration of any applicable notice and opportunity to cure provisions expressly set forth herein). Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations hereunder, Landlord shall, within 30 days after the Term ends, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant's obligations. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises and the transferee assumes Landlord's obligations under this Lease, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit. So long as no Event of Default has occurred under this Lease, Landlord shall, upon Tenant's written request therefor, apply the Security Deposit toward Tenant's Rent obligations on the 13th full calendar month following the Commencement Date.

      6. LANDLORD'S OBLIGATIONS.

            (a) SERVICES. Landlord shall furnish to Tenant (1) water at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning as appropriate, at such temperatures and in such amounts as are standard for comparable buildings in the vicinity of the Building; (3) janitorial service to the Premises on weekdays, other than holidays, for Building-standard installations and such window washing as may from time to time be reasonably required; (4) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of operating elevators during non-business hours and holidays; and (5) electrical current during normal business hours for equipment that does not require more than 110 volts and whose electrical energy consumption does not exceed normal office usage and for purposes incidental to such normal office usage. Landlord shall maintain the common areas of the Building (including any restrooms not contained within the Premises and the structure of the Building) in reasonably good order and condition, except for damage caused by a Tenant Party. If Tenant desires any of the services specified in Section 6.(a)(2) at any time other than
(A) between 8:00 a.m. and 6:00 p.m. on weekdays, (B) between 8:00 a.m. and 1:00 p.m. on Saturday, or (C) on Sunday or holidays, then such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services within 30 days after Landlord has delivered to Tenant an invoice therefor. The costs incurred by Landlord in providing after-hour HVAC service to Tenant shall include costs for electricity, water, sewage, water treatment, labor, metering, filtering, and maintenance reasonably allocated by Landlord to providing such service. Landlord's after-normal business hour charges for HVAC for 1997 is $75.00 per hour per air conditioning zone in the Building; however, Landlord and Tenant agree that such figure shall not be interpreted as a maximum amount which may be charged to Tenant for such services.

            (b) EXCESS UTILITY USE. Landlord shall not be required to furnish electrical current for equipment that requires more than 110 volts or other equipment whose electrical energy consumption exceeds normal office usage. If Tenant's requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 6.(a), Landlord shall, at Tenant's expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within 30 days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any reasonable and verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant's expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts or otherwise exceeding Building capacity unless approved in advance by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's cost, if, in Landlord's reasonable judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within 30 days after Landlord has delivered to Tenant an invoice therefor.

            (c) RESTORATION OF SERVICES; ABATEMENT. Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. If, however, Tenant is prevented from using the Premises for more than 15 consecutive business days because of the unavailability of any such service and such unavailability was not caused by a Tenant Party, then Tenant shall, as its exclusive remedy be entitled to a reasonable abatement of Rent for each consecutive day (after such 15-day period) that Tenant is so prevented from using the Premises.

      7. IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE.

            (a) IMPROVEMENTS; ALTERATIONS. Improvements to the Premises shall be installed at Tenant's expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord. No alterations or physical additions in or to the Premises may be made without Landlord's prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would affect the Building's structure or its HVAC, plumbing, electrical, or mechanical systems. Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord's consent for repainting, recarpeting, or other cosmetic alterations totaling less than $5,000 in any single instance or series of related alterations performed within a six-month period, provided that such alterations do not affect the configuration or location of any exterior or interior walls of the Building, the HVAC system, the Building's structure, or the Building's electrical, plumbing, or other mechanical systems. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any such painting or installation which would affect the appearance of the exterior of the Building or of any common areas of the Building. For taxation purposes only, any additions or alterations to the Premises will be deemed to be the property of Tenant during the Term of this Lease, and Tenant may claim any tax credits and depreciate such property. All alterations, additions, or improvements made in or upon the Premises shall, at Landlord's option, either be removed by Tenant prior to the end of the Term (and Tenant shall repair all damage caused thereby), or shall remain on the Premises at the end of the Term without compensation to Tenant. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord's approval of the plans and specifications therefor shall not be a representation by Landlord that such alterations, additions, or improvements comply with any Law.

            (b) REPAIRS; MAINTENANCE. Tenant shall maintain the Premises in a clean, safe, and operable condition, ordinary wear and tear and damage by Casualty (defined below) excepted, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Building caused by a Tenant Party. If Tenant fails to make such repairs or replacements within 15 days after the occurrence of such damage, or if such damage occurred in a common area, within 15 days of written notice by Landlord of such damage, then Landlord may make the same at Tenant's cost. If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant's expense, rather than having Tenant repair such damage. The cost of all repair or replacement work performed by Landlord under this Section 7 shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor.

            (c) PERFORMANCE OF WORK. All work described in this Section 7 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord as an additional insured against such risks, in such amounts, and with such companies as Landlord may reasonably require. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Premises, the Building, or the components thereof.

            (d) MECHANIC'S LIENS. Tenant shall not permit any mechanic's liens to be filed against the Premises or the Building for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within ten days after Landlord has delivered notice of the filing thereof to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor.

      8. USE. Tenant shall continuously occupy and use the Premises only for general office use and purposes incidental to such general office use (the "PERMITTED USE") and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises. The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any hazardous materials or substances. If, because of a Tenant Party's acts, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord's other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

      9. ASSIGNMENT AND SUBLETTING.

            (a) TRANSFERS; CONSENT. Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 9.(a)(1) through 9.(a)(6) being a "TRANSFER"). If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the proposed transferee (A) is creditworthy, (B) has a good reputation in the business community, (C) does not engage in business similar to those of other tenants in the Building, and (D) is not another occupant of the Building or person or entity with whom Landlord is negotiating to lease space in the Building; otherwise, Landlord may withhold its consent in its sole discretion. Concurrently with Tenant's notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $750 to defray Landlord's expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its attorneys' fees incurred in connection with considering any request for consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. Notwithstanding the foregoing, Tenant may assign its interest in this Lease or sublet the Premises to an affiliate of Tenant without Landlord's prior written consent, provided that Tenant promptly notifies Landlord thereof after such assignment or subletting. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

            (b) CANCELLATION. Landlord may, within 30 days after submission of Tenant's written request for Landlord's consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned (the "CANCELED SPACE") as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the

Premises, then this Lease shall cease for such portion of the Premises, Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer, and thereafter Tenant shall be relieved of all further liabilities arising with respect to the portion of the Premises so cancelled following the cancellation date. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant. If Landlord cancels this Lease as to less than all of the Premises, after the initial leasing of such Canceled Space to the prospective transferee (or to any other person) following Landlord's termination thereof and at least twenty four full calendar months then remains in the Term of this Lease, Landlord shall first offer (the "OFFER NOTICE") to lease to Tenant the Canceled Space in its then "as-is" condition and otherwise on the terms and conditions contained in this Lease (provided that the Term hereof has not expired or been terminated). Tenant shall notify Landlord in writing whether Tenant elects to lease the entire Canceled Space within five business days after Landlord delivers to Tenant the Offer Notice. If Tenant timely elects to lease such Canceled Space, then Landlord and Tenant shall execute an amendment to this Lease, effective as of the date such Canceled Space is to be included in the Premises, on the same terms as this Lease except that (i) the square feet of the Premises shall be increased by the number of square feet in the Canceled Space (and Tenant's Proportionate Share shall be adjusted accordingly), (ii) the Basic Rent shall be increased taking into consideration the increased number of square feet in the Premises, and (iii) Landlord shall not provide to Tenant any allowances (construction allowance and the like) or other tenant inducements. If Tenant fails or is unable to timely exercise its rights hereunder, then such right shall lapse, time being of the essence with respect to the exercise thereof, and Landlord may lease the Canceled Space to third parties on such terms as Landlord may elect without liability to Tenant. Notwithstanding the foregoing, if prior to Landlord's delivery to Tenant of the Offer Notice, Landlord has received an offer to lease all or part of the Canceled Space from a third party (a "THIRD PARTY OFFER") and such Third Party Offer includes space in excess of the Canceled Space or for a term in excess of the remaining Term of this Lease, Tenant must exercise its rights hereunder, if at all, as to (i) all of the space contained in the Third Party Offer and/or (ii) the extended lease term, as applicable.

            (c) ADDITIONAL COMPENSATION. Tenant shall pay to Landlord, immediately upon receipt thereof, the excess of (1) all compensation received by Tenant for a Transfer less the costs reasonably incurred by Tenant with unaffiliated third parties in connection with such Transfer (i.e., brokerage commissions, tenant finish work, and the like) over (2) the Rent allocable to the portion of the Premises covered thereby.

      10. INSURANCE; WAIVERS; SUBROGATION; INDEMNITY.

            (a) INSURANCE. Tenant shall maintain throughout the Term the following insurance policies: (1) comprehensive general liability insurance in amounts of $1,000,000 per occurrence with $2,000,000 in the aggregate or such other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord, Landlord's agents and their respective affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (2) insurance covering the full value of Tenant's property and improvements, and other property (including property of others) in the

Premises, (3) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder, (4) worker's compensation insurance, containing a waiver of subrogation endorsement acceptable to Landlord, and (5) business interruption insurance or, at Tenant's option, extra expense insurance. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord.

            (b) WAIVER OF NEGLIGENCE; NO SUBROGATION. Landlord and Tenant each waives any claim it might have against the other for any injury to or death of any person or persons or damage to or theft, destruction, loss, or loss of use of any property (a "LOSS"), to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or, in the case of Tenant's waiver, is required to be insured against under the terms hereof, REGARDLESS OF WHETHER THE NEGLIGENCE OF THE OTHER PARTY CAUSED SUCH LOSS; however, Landlord's waiver shall not include any deductible amounts on insurance policies carried by Landlord. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

            (c) INDEMNITY. Subject to Section 10.(b), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys' fees) arising from (1) any Loss arising from any occurrence on the Premises (other than a Loss arising from the sole or gross negligence or willful misconduct of Landlord) or (2) Tenant's failure to perform its obligations under this Lease. Subject to Section 10.(b), Landlord shall defend, indemnify, and hold harmless Tenant and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including attorneys' fees) arising from any loss, arising from any occurrence in the Building's common areas (other than a Loss arising from the sole or gross negligence or willful misconduct of a Tenant Party). The indemnities set forth in this Section 10.(c) shall survive termination or expiration of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

      11. SUBORDINATION; ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE.

            (a) SUBORDINATION. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument, or any ground lease, master lease, or primary lease, that now or hereafter covers all or any part of the Premises (the mortgagee under any such mortgage or the lessor under any such lease is referred to herein as a "LANDLORD'S MORTGAGEE"). Any Landlord's Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its mortgage, ground lease, or other interest in the Premises by so notifying Tenant in writing.

            (b) ATTORNMENT. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

            (c) NOTICE TO LANDLORD'S MORTGAGEE. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

            (d) CURRENT STATUS; FUTURE LANDLORD'S MORTGAGEE. Landlord represents and warrants to Tenant that there is currently no existing Landlord's Mortgagee. Upon written request from Tenant, Landlord shall use reasonable efforts to obtain a Subordination, Non-Disturbance and Attornment Agreement from any future Landlord's Mortgagee in a form reasonably acceptable to Tenant and such Landlord's Mortgagee; however, Landlord's failure to deliver such agreement shall not constitute a default by Landlord hereunder, prohibit the mortgaging of the Building, or otherwise affect the subordination of Tenant's rights hereunder.

      12. RULES AND REGULATIONS. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building and will not unreasonably interfere with Tenant's use of the Premises. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

      13. CONDEMNATION.

            (a) TOTAL TAKING. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a "TAKING"), this Lease shall terminate as of the date of the Taking.

            (b) PARTIAL TAKING - TENANT'S RIGHTS. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than 180 days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

            (c) PARTIAL TAKING - LANDLORD'S RIGHTS. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to a Landlord's Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 13.(b).

            (d) AWARD. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the land on which the Building is situated, the Building, and other improvements taken, and Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

      14. FIRE OR OTHER CASUALTY.

            (a) REPAIR ESTIMATE. If the Premises or the Building are damaged by fire or other casualty (a "CASUALTY"), Landlord shall, within 90 days after such Casualty, deliver to Tenant a good faith estimate (the "DAMAGE NOTICE") of the time needed to repair the damage caused by such Casualty.

            (b) LANDLORD'S AND TENANT'S RIGHTS. If a material portion of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 240 days after the Casualty, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant. If Tenant does not so timely terminate this Lease, then (subject to Section 14.(c)) Landlord shall repair the Building or the Premises, as the case may be, as provided below, and Rent for the portion of the Premises rendered untenantable and inaccessible by the damage shall be abated on a reasonable basis from the date of damage until the completion of the repair, unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

            (c) LANDLORD'S RIGHTS. If a Casualty damages a material portion of the Building, and Landlord makes a good faith determination that restoring the Premises would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant, and Basic Rent and Additional Rent shall be abated as of the date of the Casualty.

            (d) REPAIR OBLIGATION. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Building and the Premises and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises, and Landlord's obligation to repair or restore the Building or Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.

      15. PERSONAL PROPERTY TAXES. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with law and if the non-payment thereof does not pose a threat of loss or seizure of the Building or interest of Landlord therein or impose any fee or penalty against Landlord.

      16. EVENTS OF DEFAULT. Each of the following occurrences shall be an "EVENT OF DEFAULT":

            (a) Tenant's failure to pay Rent within five days after Landlord has delivered written notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Landlord has given Tenant written notice under this Section 16.(a) on more than two occasions during the twelve (12) month interval preceding such failure by Tenant;

            (b) Tenant (1) abandons or vacates the Premises or any substantial portion thereof or (2) fails to continuously operate its business in the Premises for the Permitted Use set forth herein;

            (c) Tenant fails to provide any estoppel certificate as called for in this Lease and such failure shall continue for 5 days after written notice thereof from Landlord to Tenant;

            (d) Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof; and

            (e) The filing of a petition by or against Tenant (the term "TENANT" shall include, for the purpose of this Section 16.(e), any guarantor of Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for the reorganization or modification of Tenant's capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

      17. REMEDIES. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

            (a) Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 18.(a), and (3) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term;

            (b) Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 18.(a), and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 17.(b). If Landlord elects to proceed under this
Section 17.(b), it may at any time elect to terminate this Lease under Section 17.(a); or

            (c) Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

      18. PAYMENT BY TENANT; NON-WAIVER.

            (a) PAYMENT BY TENANT. Upon any Event of Default, Tenant shall pay to

Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of New Jersey shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.

            (b) NO WAIVER. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

      19. LANDLORD'S LIEN. In addition to the statutory landlord's lien, Tenant grants to Landlord, to secure performance of Tenant's obligations hereunder, a security interest in all goods (including equipment and inventory), fixtures, and other personal property of Tenant situated on the Premises, and all proceeds thereof (the "COLLATERAL"), and the Collateral shall not be removed from the Premises without the prior written consent of Landlord (other than in Tenant's ordinary course of business) until all obligations of Tenant have been fully performed. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded to a secured party under the New Jersey Uniform Commercial Code (the "UCC"). To the extent the UCC requires Landlord to give to Tenant notice of any act or event and such notice cannot be validly waived before a default occurs, then five-days' prior written notice thereof shall be reasonable notice of the act or event. Tenant grants to Landlord a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord's security interest under this Section 19, which power is coupled with an interest and is irrevocable during the Term. Landlord may also file a copy of this Lease as a financing statement to perfect its security interest in the Collateral.

      20. SURRENDER OF PREMISES. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 13 and 14 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant, and shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, and furniture as Landlord may request. Tenant shall repair all damage caused by such removal. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 20 shall survive the end of the Term.

      21. HOLDING OVER. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Basic Rent equal to the greater of (a) 150% of the daily Basic Rent payable during the last month of the Term, or (b) 125% of the prevailing rental rate paid by other tenants under recent, comparable leases in the Building for similar space. The provisions of this Section 21 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

      22. CERTAIN RIGHTS RESERVED BY LANDLORD. Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises, Landlord shall have the following rights:

            (a) To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend for a commercially reasonable time period Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

            (b) To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time; and

            (c) To enter the Premises at reasonable hours to show the Premises to prospective purchasers, lenders, or, during the last 12 months of the Term, tenants.

      23. SUBSTITUTION SPACE. [Intentionally Deleted.]

      24. MISCELLANEOUS.

            (a) LANDLORD TRANSFER. Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder, provided that the assignee assumes Landlord's obligations hereunder in writing.

            (b) LANDLORD'S LIABILITY. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord shall not be personally liable for any deficiency. This Section shall not limit any remedies which Tenant may have for Landlord's defaults which do not involve the personal liability of Landlord.

            (c) FORCE MAJEURE. Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

            (d) BROKERAGE. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Insignia/Edward S. Gordon Company, Inc. and Koll Management Services, Inc., whose commissions shall be paid by Landlord. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

            (e) ESTOPPEL CERTIFICATES. From time to time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a written request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request.

            (f) NOTICES. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified next to their signature block, (2) hand delivered to the intended address, or (3) sent by prepaid telegram, cable, facsimile transmission, or telex followed by a confirmatory letter. All notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

            (g) SEPARABILITY. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

            (h) AMENDMENTS; AND BINDING EFFECT. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

            (i) QUIET ENJOYMENT. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

            (j) NO MERGER. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

            (k) NO OFFER. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

            (l) ENTIRE AGREEMENT. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

            (m) WAIVER OF JURY TRIAL. To the maximum extent permitted by law, Landlord and Tenant each waive right to trial by jury in any litigation arising out of or with respect to this Lease.

            (n) GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State in which the Premises are located.

            (o) JOINT AND SEVERAL LIABILITY. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

            (p) FINANCIAL REPORTS. Within 15 days after Landlord's written request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. Tenant will discuss its financial statements with Landlord and will give Landlord access to Tenant's books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (1) to Landlord's lenders or prospective purchasers of the Building, (2) in litigation between Landlord and Tenant, and (3) if required by court order.

            (q) LANDLORD'S FEES. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys', engineers' or architects' fees, within 30 days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

            (r) TELECOMMUNICATIONS. Tenant and its telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies shall have no right of access to and within the Building, for the installation and operation of telecommunications systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, and any other transmission systems, for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent, which shall not be unreasonably withheld, delayed or conditioned.

            (s) GENERAL DEFINITIONS. The following terms shall have the following meanings: "LAWS" means all federal, state, and local laws, rules and regulations, all court orders, all governmental directives and governmental orders, and all restrictive covenants affecting the Property, and "LAW" means any of the foregoing; "AFFILIATE" means any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question; "TENANT PARTY" shall include Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any agents, contractors, employees, invitees of the foregoing parties; and "INCLUDING" means including, without limitation.

            (t) CONFIDENTIALITY. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord's benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord's prior written consent. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

            (u) LIST OF EXHIBITS. All exhibits and attachments attached hereto are incorporated herein by this reference.

            Exhibit A - Outline of Premises
            Exhibit B - Legal Description of Building
            Exhibit C - Building Rules and Regulations
            Exhibit D - Tenant Finish-Work:  Allowance
            Exhibit E - Parking
            Exhibit F - Renewal Option

            (v) ATTORNEYS' FEES. In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover its actual out-of-pocket attorneys' fees in such action or proceeding.

      25. OTHER PROVISIONS.

            (a) HAZARDOUS SUBSTANCES. Neither Tenant nor any Tenant Party shall cause or permit any Hazardous Substance to be used, stored, generated, or disposed of on, in or about the Property by Tenant or any Tenant Party without first obtaining Landlord's written consent. If Hazardous Substances are used, stored, generated, or disposed of on, in or about the Property by Tenant or any Tenant Party or if the Premises becomes contaminated in any manner by Tenant or any Tenant Party, Tenant shall indemnify, defend and hold harmless the Landlord (and its agents and employees) for any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, a decrease in value of the Premises or the Land or Building of which they are a part, damages caused by loss or restriction of rentable or usable space, or any damages cause by adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorney's fees, consultant, and expert fees) arising during or after the Term and arising as a result of any use, storage, generation or disposal of any Hazardous Substance or any such contamination by Tenant or any Tenant Party. This indemnification includes, without limitation, any and all costs incurred because of any investigation in connection with Tenant or any Tenant Party of the site or any cleanup, removal, or restoration mandated by a federal, state, or local agency or political subdivision. If Tenant or any Tenant Party causes or permits the present of any Hazardous Substance on the Property that results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Property to the condition existing prior to the presence of any such Hazardous Substance on the Property. Tenant shall first obtain Landlord's approval for any such remedial action, which approval shall not be unreasonably withheld, delayed or conditioned. As used herein, "HAZARDOUS SUBSTANCE" means any substance that is toxic, ignitable, reactive, or corrosive regardless whether same is regulated by any local government, the State of New Jersey, or the United States Government, other than normal cleaning materials customarily used in cleaning office buildings so long as such materials are stored and used in compliance with all Laws. "HAZARDOUS SUBSTANCE" includes, but is not limited to any toxic or hazardous substance and any and all material or substances that are defined as "hazardous waste," "extremely hazardous waste", or a "hazardous substance" pursuant to state, federal, or local governmental law including but not limited to the Spill and Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq. "HAZARDOUS SUBSTANCE" includes but is not restricted to asbestos, polycholorbiphenyls ("PCBS"), petroleum and petroleum products. Tenant may use toners in copying operations and ammonium in blue printing, provided such use and the storage and disposal of same are in compliance with Law.

            (b) ISRA OBLIGATIONS. Tenant will not engage in any activity which would subject Tenant to the provisions of the Industrial Site Recovery Act N.J.S.A. 13-1K-6 et and the regulations promulgated thereunder (collectively, "ISRA") if applicable to the occupancy of the Premises by Tenant pursuant to this Lease or otherwise. If, for any reason, Tenant is hereafter subjected to the provisions of ISRA, Tenant shall, at its sole cost and expense, comply therewith. Tenant will not engage in any activity which would subject the Tenant to the provisions of the Federal Comprehensive Environmental Response, Liability and Clean-Up Act, 42 U.S.C.A. Section 9601 et seq, the Resource Conservation and Recovery Act, 42 U.S.C.A. Section 6901 et seq, the Toxic Substances Control Act, 7 U.S.C.A. Section 136 et seq, the Occupations Safety and Health Act of 1970, 29 U.S.C.A. Section 651 et seq, the Emergency Planning and Community Right to Know Act of 1986, 42 U.S.C.A. Section 11001 et seq, the Safe Drinking Water Act 42 U.S.C.A. Section 300f et seq, the Hazardous and Solid Waste Amendments of 1984, P.I. 86-616, the Hazardous Materials Transportation Act, 49 U.S.C.A. Section 1801 et seq, the Federal Clean Air Act, 42 U.S.C.A. Section 7401 et seq, the Federal Water Pollution Control Act, 33 U.S.C.A. Section 1151 et seq, the Clean Water Act of 1977, 33 U.S.C.A., 1251 et seq, the Underground Storage of Hazardous Substances Act, N.J.S.A. Section 58:10A-21 et seq, the Spill Compensation and Control Act, N.J.S.A. Section 58:10A-23.11 et seq, the Water Pollution Control Act N.J.S.A. Section 58:10A-1 et seq, or any other federal, state or local environmental law, regulation, or ordinance.

            (c) INDEMNITY. Tenant shall indemnify, defend and save harmless Landlord from and against all fines, suits, procedures, claims, actions, damages, liabilities, judgments, costs and expenses (including, without limitation reasonable attorneys' fees) of any kind arising out of or in any way connected with Tenant's any other Tenant Party whose actions or omissions or failure to maintain the Premises results in any spills or discharges of Hazardous Substances, hazardous wastes or pollutants at or within the Premises, the Building, or the property which occur during the term of this Lease; and from all fines, suites, procedures, claims, actions, damages, liabilities, judgements, costs and expense (including but not limited to reasonable attorney's fees) of any kind arising out of Tenant's failure to provide all information, make all submissions, and take all actions necessary to comply with all of the provisions of all applicable federal, state, and local environmental laws, regulations, rules, and ordinances, whether or not specifically described in this Section 25.(c) Tenant's obligations and liabilities under this Section 25.(c) shall continue after expiration of the term of this Lease, including any extensions thereof for so long as Landlord remains liable or responsible for any spills or discharges of Hazardous Substances or wastes or other pollutants at the Premises or the Building of the property which occur during the term of this Lease.

            (d) ENVIRONMENTAL REPORT. Landlord has provided to Tenant a copy of a Phase I Environmental Site Assessment (Fugro Job No. 16-90-1469), ("REPORT") with respect to the Land, dated February 19, 1997, prepared by Fugro East, Inc. ("CONSULTANT"). Tenant agrees not to release the Report, or a copy of it, or any part of it, or disclose any of the information contained in the Report to any third party (other than Tenant's counsel) without the express prior written consent of Landlord. Such consent shall not be unreasonably withheld as long as the proposed party to whom the report is given executes a letter agreement containing covenants similar to this Section 25.(d). Tenant releases Landlord for any inaccuracies, omissions, or errors contained in the Report. Tenant agrees that it will not rely on the Report and it will make whatever independent investigation it feels is necessary to investigate the environmental and other conditions of the Land. Tenant agrees that Landlord has no duty to provide it with the Report, to correct any inaccuracies, errors, or omission in the Report, to supplement the Report with any additional information, or to provide Tenant with any information concerning the environmental conditions of the Land. Tenant agrees that Landlord considers the Report to be confidential proprietary information and Tenant agrees to maintain the confidentiality and security of the Report information in accordance with the highest standards of confidentiality and security associated with the protection of "trade secrets." Landlord hereby expressly disclaims responsibility for the investigation of the Land by Tenant and further disclaims any responsibility for the contents of the Report. Tenant's obligations pursuant to this Section 25.(d) shall survive the expiration or termination of this Lease.

            (e) LANDLORD'S ENVIRONMENTAL REPRESENTATION. Landlord represents and warrants to Tenant that to the best of Landlord's actual knowledge, Landlord has not received written notice of any Hazardous Substance on the Land or the Premises in violation of any Environmental Law except as may be disclosed in the Report. Landlord and Tenant each specifically acknowledge and agree that all references in this Lease to the phrase "to the best of Landlord's actual knowledge" (or other similar phrase) (1) shall mean the actual (not constructive) personal knowledge of Wm. David Lawson of Archon Group, L.P. ("LANDLORD'S PERSONNEL"), without any duty of inquiry; (2) shall in no case mean or refer to the actual or constructive knowledge of any other employee, trustee, partner, agent or partner of a partner, officer, director or other representative of Landlord, Archon Group, L.P. or any investment advisor, attorney, contractor or representative of Landlord (together with Landlord's Personnel, "LANDLORD'S REPRESENTATIVES"); and (3) shall in no event or circumstance impose upon Landlord or any of Landlord's Representatives any duty or obligation to verify, inquire or make any independent inquiry or investigation of any such representation, warranty or statement, or to otherwise investigate the facts or circumstances relating or otherwise pertinent thereto. Tenant further acknowledges and agrees that none of Landlord's Representatives shall be personally liable, or otherwise have any personal liability, under or in connection with this Lease, including without limitation, in connection with any of the representations, warranties or statements made in connection with, or pursuant to, this Lease.

            (f) VENDING MACHINE AREA. Prior to August 1, 1997, Landlord shall install a vending machine area in the common areas of the Building for the common use of tenants in the Building.

            (g) LANDLORD'S WORK. Contemporaneously with the performance of the Work (as defined in Exhibit D hereto), Landlord shall remove, at its sole cost and expense, (1) the existing internal stairway affecting the Premises, and (2) the existing Liebert units in the Premises and the raised flooring, together with any piping or wiring equipment associated with such Liebert units.

            (h) SIGNAGE RIGHTS. Landlord shall provide Tenant directory signage in the lobby area of the Building and any other additional signage rights similarly given to all of the tenants in the Building.

      LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED. NOTHING IN THIS PARAGRAPH SHALL BE CONSTRUED TO DIMINISH THE OBLIGATIONS OF LANDLORD THAT ARE EXPRESSLY SET FORTH ELSEWHERE IN THIS LEASE.

      Dated as of the date first above written.

                                    TENANT:

                                    DIGITAL SOLUTIONS, INC.


                                    By:
                                       George J. Eklund
                                       President and CEO

Prior to Commencement Date:
---------------------------
Digital Solutions, Inc.
                                    4041 F Hadley Road
                                    South Plainfield, New Jersey  07080
                                    Attention:  Stuart Rosen, Project Manager
Telecopy:  908-561-5327

                                    After Commencement Date:
                                    ------------------------
Digital Solutions, Inc.
                                    300 Atrium Drive, Suite 103
                                    Franklin Township, New Jersey  08873
                                    Attention:  Stuart Rosen, Project Manager
Telecopy:
          ---------------------

                                    LANDLORD:

WHATR REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership

                                    By:   WHATR Gen-Par, Inc., a Delaware
                                          corporation, General Partner


                                          By:
                                          Name:
                                          Title:

                                    Address:  WHATR Real Estate Limited
                                              Partnership
                                              c/o Koll Management Services, Inc.
                                              One Mack Centre Drive
                                              Paramus, New Jersey  07652

                                    Telecopy:   (201) 967-1500
                                    Telecopy:   (201) 967-8685 (fax)

                                    With a copy to:
                                                Archon Group, L.P.
                                                600 Las Colinas Boulevard,
                                                Suite 1900
                                                Irving, Texas  75039
                                    Attention:  Asset Manager
                                    Telecopy:   972-831-2507

                                    EXHIBIT A


                              [OUTLINE OF PREMISES]

                                    EXHIBIT B


                         [LEGAL DESCRIPTION OF BUILDING]


All that certain tract, parcel and lot of land lying and being situate in the Township of Franklin, County of Somerset, State of New Jersey, being more particularly described as follows:

Being known as Block 468.01, Lot 21.06 as shown on a map entitled "amended Section Two of the Atrium at Somerset, Township of Franklin, Somerset County, New Jersey" filed in the Somerset County Clerk's office December 14, 1983 as Map Number 2067. Being further described as beginning at a point in the most southeasterly line of the whole tract of which this is a part being distant 1050.23 feet along said outside line on a course of North 48 degrees 54 minutes 40 seconds East from the most southerly corner of the whole tract of which this is a part and corner of the lands of Worlds Fair Associates and running; thence

1. Along the northeasterly line of Lot 21.08 as shown on said map on a course of North 40 degrees 51 minutes 00 seconds West a distance of 308.94 feet to a point; thence

2. Still along said line of Lot 21.08 in a northwesterly direction along a curve to the right having a radius of 60.00 feet an arc distance of
      79.54 feet to a point; thence

3. Along the southeasterly line of Lot 21.07 as shown on said map on a course of North 48 degrees 44 minutes 36 seconds East a distance of 115.14 feet to a point; thence

4. Along the northeasterly line of lot 21.07 as shown on said map in a northwesterly direction along a curve to the left having a radius of
      60.00 feet an arc distance of 30.17 feet to a point; thence

5. Still along said line of Lot 21.07 in a northwesterly direction along a curve to the right having a radius of 40.00 feet an arc distance of
      31.82 feet to a point; thence

6. Still along said line of Lot 21.07 on a course of North 40 degrees 51 minutes 00 seconds West a distance of 319.66 feet to a point; thence

7. On a course of North 48 degrees 49 minutes 16 seconds East a distance of 58.43 feet to a point; thence

8. Still along the southeasterly line of Lot 21.03 as shown on a map entitled "amended section one of the atrium at Somerset" filed in the Somerset County Clerk's office June 4, 1982 as Map Number 1963, on a course of North 48 degrees 35 minutes 40 seconds East a distance of 324.59 feet to a point; thence

9. Still along said line of Lot 21.03 in a northerly direction along a curve to the left having a radius of 195.00 feet an arc distance of
      192.08 feet to a point; thence

10. Still along said line of Lot 21.03 on a course of North 7 degrees 50 minutes 38 seconds West a distance of 7.40 feet to a point; thence

11. Still along said line of Lot 21.03 in a northwesterly direction along a curve to the left having a radius of 35.00 feet an arc distance of
      48.34 feet to a point; thence

12. Still along a line of Lot 21.03 on a course of North 3 degrees 00 minutes 57 seconds East a distance of 60.00 feet; thence

13. Along the southerly line of Lot 21.04 as shown on said map of Section One in an easterly direction along a curve to the left having a radius of
      250.00 feet an arc distance of 193.82 feet to a point; thence

14. Still along said line of Lot 21.04 on a course of North 48 degrees 35 minutes 40 seconds East a distance of 175.00 feet to a point; thence

15. Along the southwesterly line of Lot 21.05 as shown on said map of Section Two in an easterly direction along a curve to the right having a radius of
      110.00 feet an arc distance of 172.79 feet to a point; thence

16. Still along said line of Lot 21.05 on a course of South 41 degrees 24 minutes 20 seconds East a distance of 250.00 feet to a point; thence

17. Still along said line of Lot 21.05 and the southwesterly line of Lot 21.09 in a southeasterly direction along a curve to the left having a radius of
      40.00 feet an arc distance of 31.82 feet to a point; thence

18. Still along said line of Lot 21.09 in a southeasterly direction along a curve to the right having a radius of 60.00 feet an arc distance of
      99.02 feet to a point; thence

19. Still along said line of Lot 21.09 South 55 degrees 57 minutes 41 seconds East a distance of 290.11 feet to a point; thence

20. Along an outside line of the whole tract of which this is a part on a course of South 15 degrees 35 minutes 50 seconds East a distance of 97.02 feet to a point; thence

21. Still along an outside line of the whole tract on a course of South 48 degrees 37 minutes 00 seconds West a distance of 904.26 feet to a point; thence

22. Still along an outside line of the whole tract on a course of South 39 degrees 47 minutes 00 seconds East a distance of 17.16 feet to a point; thence

23. Still along an outside line of the whole tract on a course of South 48 degrees 54 minutes 40 seconds West a distance of 249.51 feet to a point being the point or place of beginning.

Together with an easement being identified as follows:

Together with an subject to all of the right title and interest of S/A Associates In, to and under that certain Declaration of Easements dated April 15, 1982 by S/A Associates recorded in Deed Book 1457 Page 828 on April 20, 1982, as amended by Amendment to Declaration of Easements dated April 15, 1983 by S/A Associates and recorded in Deed Book 1488 Page 315 on September 16, 1983

The above description is in accordance with a survey prepared by Joseph D. Greenaway, P.L.S. dated July 30, 1996 and last revised to August 22, 1996.

Lot 21.06, Block 468.1, on the Official Tax Map of Franklin Township

                                    EXHIBIT C


                         BUILDING RULES AND REGULATIONS

      The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, and the appurtenances thereto:

      1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

      2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

      3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

      4. Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

      5. Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Landlord shall furnish to each tenant a reasonable number of keys to such tenant's leased premises, at such tenant's cost, and no tenant shall make a duplicate thereof.

      6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

      7. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

      8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about any tenant's leased premises. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

      9. Tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

      10. To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

      11. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

      12. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord's prior written consent, which consent shall not be unreasonable withheld, delayed or conditioned, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance.

      13. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

      14. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.

      15. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

      16. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant's business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a "billboard" vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant's agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a "boot" on the vehicle to immobilize it and may levy a charge of $50.00 to remove the "boot." Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

                                    EXHIBIT D


                          TENANT FINISH-WORK: ALLOWANCE

      1. Except as set forth in this Exhibit, Tenant accepts the Premises in their "AS-IS" condition on the date that this lease is entered into.

      2. On or before ________________, 1997, Tenant shall provide to Landlord for its approval final working drawings, prepared by an architect that has been approved by Landlord (which approval shall not unreasonably be withheld), of all improvements that Tenant proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this
Exhibit in accordance with all applicable governmental laws, codes, rules, and regulations. If Tenant fails to timely deliver such drawings, then each day after _____________, 1997, that such drawings are not delivered to Landlord shall be a Tenant Delay Day (defined below). Further, if any of Tenant's proposed construction work will affect the Building's HVAC, electrical, mechanical, or plumbing systems, then the working drawings pertaining thereto must be approved by the Building's engineer of record. Landlord's approval of such working drawings shall not be unreasonably withheld, provided that (a) they comply with all laws, rules, and regulations, (b) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (c) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, "WORKING DRAWINGS" shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and "WORK" shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings. Landlord's approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord's request, sign the Working Drawings to evidence its review and approval thereof. All changes in the Work must receive the prior written approval of Landlord, and in the event of any such approved change Tenant shall, upon completion of the Work, furnish Landlord with an accurate, reproducible "as-built" plan of the improvements as constructed.

      3. The Work shall be performed only by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld. All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require. Certificates of such insurance, with paid receipts therefor, must be received by Landlord before the Work is commenced. The Work shall be performed in a good and workmanlike manner free of defects, shall conform strictly with the Working Drawings, and shall be performed in such a manner and at such times as and not to interfere with or delay Landlord's other contractors, the operation of the Building, and the occupancy thereof by other tenants. All contractors and subcontractors shall contact Landlord and schedule time periods during which they may use Building facilities in connection with the Work (e.g., elevators, excess electricity, etc.).

      4. If a delay in the performance of the Work occurs (a) because of any change by Tenant to the Space Plans or the Working Drawings, (b) because of any specification by Tenant of materials or installations in addition to or other than Landlord's standard finish-out materials, or (c) if Tenant or Tenant's agents otherwise delays completion of the Work, then, notwithstanding any provision to the contrary in this Lease, Tenant's obligation to pay Rent hereunder shall commence on the scheduled Commencement Date (each day of delay caused by any such event shall be a "TENANT DELAY DAY"). If the Premises are not ready for occupancy and the Work is not substantially completed (as reasonably determined by Landlord, but in no event earlier than the date on which Landlord obtains a preliminary or permanent certificate of occupancy for the Premises) on the scheduled Commencement Date for any reason other than the reasons specified in the immediately preceding sentence, then the obligations of Landlord and Tenant shall continue in full force and Rent shall be abated until the date the Work is substantially completed less the number of Tenant Delay Days, which date shall be the Commencement Date.

      5. The entire cost of performing the Work (including, without limitation, design of the Work and preparation of the Working Drawings, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, all of which costs are herein collectively called the "TOTAL CONSTRUCTION COSTS") in excess of the Construction Allowance (hereinafter defined) shall be paid by Tenant. Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly (a) execute a work order agreement prepared by Landlord which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance, and (b) pay to Landlord 50% of the amount by which Total Construction Costs exceed the Construction Allowance. Upon substantial completion of the Work, Tenant shall pay to Landlord an amount equal to the Total Construction Costs (as adjusted for any approved changes to the Work), less (1) the amount of the advance payment already made by Tenant, (2) the amount of the Construction Allowance, and (3) the cost reasonably estimated by Landlord for completing all "punch list" items. Tenant shall pay to Landlord the costs incurred in completing the punch list items upon completion thereof.

      6. Landlord shall provide to Tenant a construction allowance (the "CONSTRUCTION ALLOWANCE") equal to the lesser of (a) $26.00 per rentable square foot in the Premises or (b) the Total Construction Costs, as adjusted for any approved changes to the Work.

      7. To the extent not inconsistent with this Exhibit, Section 7.(a) of this Lease shall govern the performance of the Work and Landlord's and Tenant's respective rights and obligations regarding the improvements installed pursuant thereto.

                                    EXHIBIT E


                                     PARKING

      Tenant may use fifty-one (51) undesignated parking spaces in the parking area associated with the Building (the "PARKING AREA") during the initial Term at no cost to Tenant and subject to such terms, conditions and regulations as are from time to time charged or applicable to patrons of the Parking Area.

                                    EXHIBIT F


                                 RENEWAL OPTION

      Provided no Event of Default exists and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease for two (2) additional periods of five (5) years each, by delivering written notice of the exercise thereof to Landlord not later than nine (9) months before the expiration of the initial Term. On or before the commencement date of the extended Term in question, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

            (a) The Basic Rent payable for each month during the first extended Term shall be ninety-five percent (95%) of the prevailing rental rate, at the commencement of such extended Term, for space of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account;

            (b) The Basic Rent payable for each month during the second extended Term shall be one hundred percent (100%) of the prevailing rental rate, at the commencement of such extended Term, for space of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account;

            (c) Tenant shall have no further renewal options unless expressly granted by Landlord in writing; and

            (d) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

      Tenant's rights under this Exhibit shall terminate if (1) this Lease or Tenant's right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises or (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof.


                                       F-1